Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use {incorporation by reference} in this Registration Statement of Dalian Seafood Enterprises, Inc. on Form S-1 of our report dated September 22, 2010.  We also consent to the reference to us under the heading “Experts” in this registration statement.

MALONEBAILEY, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

July 28, 2011